Exhibit 10.18

Dated 2 April 2013

STAR BIG LLC and
STAR MEGA LLC
as joint and several Borrowers

and

STAR BULK CARRIERS CORP.
as Guarantor

and

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Appendix 1
as Lenders

and

ABN AMRO BANK N.V.
as Agent, Arranger, Swap Bank and Security Trustee

SECOND SUPPLEMENTAL AGREEMENT
in relation to a Loan Agreement dated 21 July 2011
(as amended and supplemented by a supplemental agreement
dated 16 March 2012) in respect of a loan facility of (originally) US$31,000,000

Watson, Farley & Williams

Index

Clause		Page

1	Definitions	2
2	Representations and Warranties	2
3	Agreement of the Creditor Parties	3
4	Conditions.	4
5	Variations to Loan Agreement, Guarantee and Finance Documents	5
6	Expenses	8
7	Communications	8
8	Supplemental	8
9	Law and Jurisdiction	8
Schedule 1 Lenders		9
Execution Pages		10

THIS SECOND SUPPLEMENTAL AGREEMENT is dated a April 2013 and made BETWEEN:

(1)
STAR BIG LLC and STAR MEGA LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (each a "Borrower" and, together, the "Borrowers");

(2)
STAR BULK CARRIERS CORP., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Guarantor;

(3)           THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders; and

(4)	ABN AMRO BANK N.V. acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands as Agent, Arranger, Swap Bank and Security Trustee.

BACKGROUND

(A)
By a loan agreement dated 23. July 2011 (as amended and supplemented by a first supplemental agreement dated 16 March 2012, the "Loan Agreement") made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders as lenders, (iii) the Agent, (iv) the Swap Bank and (v) the Security Trustee, it was agreed that the Lenders would make available to the Borrowers a loan facility of (originally) up to US$31,000,000.

(B)
By a master agreement (the "Master Agreement") on the 2002 ISDA Multicurrency Crossborder Form (together with the Schedule thereto as amended) dated 21 July 2011 and made between (i) the Borrowers and (ii) the Swap Bank, the Swap Bank agreed to enter into Designated Transactions with the Borrowers from time to time to hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)
By a guarantee (as amended and supplemented by a first supplemental agreement dated 16 March 2012, the "Guarantee") dated 21 July 2011 executed by the Guarantor in favour of the Security Trustee the Guarantor guaranteed the obligations of the Borrowers under the Loan Agreement, the Master Agreement and the other Finance Documents (as defined in the Loan Agreement.

(D)	The Borrowers and the Guarantor have requested that the Lenders agree to (inter alia):

(i)
relax (the "First Reduction"), during the period from 1 October 2012 to 31 December 2014 (inclusive) (the "Waiver Period"), the security cover requirement set out in clause 15.1 of the Loan Agreement by reducing the minimum security cover percentage set from 100 per cent. to 75 per cent.;

(ii)
relax (the "Second Reduction"), during the Waiver Period, the leverage ratio requirements set out in clause 12,3(a) of the Guarantee by increasing the minimum required percentage from 75 per cent to 110 per cent.;

(iii)	relax (the "Third Reduction"), during the Waiver Period, the interest coverage ratio requirement set out in clause 12.3(b) of the Guarantee by changing that ratio from 3:00:1 to 1:50:1;

(iv)	reduce (the "Fourth Reduction"), during the Waiver Period, the market value adjusted net worth requirement set out in clause 12.3(c) of the Guarantee from US$100,000,000 to US$30,000,000;

(v)
reduce (the "Fifth Reduction" and, together with the First Reduction, the Second Reduction, the Third Reduction and the Fourth Reduction, the "Waivers"), during the Waiver Period, the Guarantor's minimum liquidity requirement set out in clause 12.3(d) of the Guarantee from an amount equal to the higher of (A) US$10,000,000 and (B) US$750,000 per Fleet Vessel (as defined in the Guarantee) to US$500,000 per Fleet Vessel; and

(vi)	the amendment and/or variation of certain other provisions of the Loan Agreement.

(E)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	the Waivers;

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters; and

(iii)	certain other amendments and/or variations to the Loan Agreement and the other Finance Documents.

NOW THEREFORE IT IS HEREBY AGREED

1           DEFINITIONS

1.1           Defined expressions

Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Second Supplemental Agreement.

1.2           Definitions

In this Second Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied;

"Mortgage Addendum" means, in relation to each Mortgage, the second addendum to that Mortgage, executed or to be executed by the Borrower owning the Ship to which that Mortgage relates in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them; and

"Waiver Period" has the meaning given in Recital (D)(i).

1.3           Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Second Supplemental Agreement.

2    REPRESENTATIONS AND WARRANTIES

2.1           Repetition of Loan Agreement representations and warranties

The Borrowers and the Guarantor hereby represent and warrant to the Agent, as at the date of this Second Supplemental Agreement, that the representations and warranties set forth in clause 10 of the Loan Agreement and, in the case of the Guarantor, clause 9 of the Guarantee (each updated mutatis mutandis to the date of this Second Supplemental Agreement) are true and correct as if all references therein to "this Agreement" or, in the case of the Guarantee, this "Guarantee" were references to the Loan Agreement and the Guarantee, respectively, each as amended by this Second Supplemental Agreement.

2.2	Further representations and warranties

Each Borrower and the Guarantor hereby further represent and warrant to the Agent that as at the date of this Second Supplemental Agreement:

(a)
each is duly incorporated and validly formed or, in the case of the Guarantor, existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Second Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Second Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement (in the case of each Borrower including, but not limited to, the Mortgage Addendum to which it is or, as the case may be, will be a party) and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Second Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding;

(c)
each has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Second Supplemental Agreement and such other documents to which it is a party (in the case of each Borrower including, but not limited to, the Mortgage Addendum to which it is or, as the case may be, will be a party) and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Second Supplemental Agreement and all such other documents as contemplated hereby (in the case of each Borrower including, but not limited to, the Mortgage Addendum to which it is or, as the case may be, will be a party) does not and will not, from the date of this Second Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on each Borrower and/or the Guarantor or on any of their property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)
each has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Second Supplemental Agreement and all information furnished by that Borrower and/or the Guarantor or on its behalf relating to its business and affairs in connection with this Second Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3           AGREEMENT OF THE CREDITOR PARTIES

3.1           Agreement of the Creditor Parties

The Lenders, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Second Supplemental Agreement, hereby agrees with the Borrowers, subject to and upon the terms and conditions of this Second Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(a)	the Waivers;

(b)	the consequential amendments to the Loan Agreement, the Master Agreement and the other Finance Documents in relation to the Waivers; and

(c)	the amendments/variations of the Loan Agreement and the other Finance Documents referred to in Clause 5.

3.2           Continuing effectiveness

Each Borrower and the Guarantor agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of that Borrower and the Guarantor shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3           Effective Date

The agreement of the Creditor Parties contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4           CONDITIONS

4.1           Conditions

The agreements of the Lenders contained in Clause 3.1 of this Second Supplemental Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before on or before the Effective Date:

(a)	evidence that the persons executing this Second Supplemental Agreement on behalf of the Borrower and the Guarantor are duly authorised to execute the same;

(b)
true and complete copy of the resolution passed at separate meeting of the directors and member of each Borrower and the directors of the Guarantor authorising and approving the execution of this Second Supplemental Agreement and, in the case of that Borrower, the relevant Mortgage Addendum and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its beha If;

(c)	the original of any power of attorney issued by each Borrower and the Guarantor pursuant to such resolutions aforesaid;

(d)	each Mortgage Addendum has been, duly executed by the relevant Borrower together with evidence that that Mortgage Addendum has been duly registered in accordance with the laws of the Marshall Islands;

(e)
evidence satisfactory to the Agent that any breach being in existence on the date of this Second Supplemental Agreement of any term contained in the facility agreements and all other documents in connection therewith entered into by members of the Group has been remedied or duly waived by the lender or, as the case may be, lenders of the relevant facility.

(f)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Second

Supplemental Agreement and the Mortgage Addenda (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(g)	such legal opinions as the Agent may require in respect of the matters contained in this Second Supplemental Agreement and the Mortgage Addenda; and

(h)	evidence that the agent referred to in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Second Supplemental Agreement.

5           VARIATIONS TO LOAN AGREEMENT, GUARANTEE AND FINANCE DOCUMENTS

5.1           Specific amendments to Loan Agreement and Guarantee.

In consideration of the agreement of the Lenders contained in Clause 3.1 of this Second Supplemental Agreement, the Borrower hereby agrees with the Lenders that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement and the Guarantee shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, each Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum;

(b)	by substituting the definition of "Margin" and "Mortgage Addendum" contained in clause 1.1 of the Loan Agreement with the following:

""Margin" means:

(a)	during the period commencing on 1 February 2013 until 31 March 2013 (the "Applicable Date"), 2.90 per cent per annum; and

(b)
during the period commencing on the Applicable Date and ending on the earlier of (the "Margin Review Date") (i) the date on which the Guarantor raises equity in an amount of not less than $30,000,000, whether by equity injection, increase of share capital or otherwise and (ii) 31 December 2013, 3.40 per cent. per annum; and

(c)	at all times following the Margin Review Date and subject to Clause 5.16, 2.90 per cent per annum; and

(d)	in all other cases, 3.40 per cent. per annum;

"Mortgage Addendum" means, in respect of a Ship:

(a)	the first addendum on that Ship dated 26 March 2012; and

(b)	the second addendum on that Ship executed or to be executed by the Borrower owning that Ship in an Agreed Form,

and, in the plural, means all of them; and

"Waiver Period" means 1 October 2012 to 31 December 2014 (inclusive);";

(c)	by adding in the Loan Agreement the following new clause 5.16:

"5.16	Margin Reduction. The Margin shall be reduced on the Margin Review Date from 3.40 per cent. to 2.90 per cent subject to:

(a)
the Lender's receipt, not later than 31 March 2013, of a back-stop agreement entered into between the Guarantor and the investors who aim to invest in the Guarantor by raising equity in an amount of not less than $30,000,000, whether through equity injection, increase of share capital or otherwise, pursuant to which such investors will commit to effect such investment by no later than 31 December 2013;

(b)	the Guarantor raising equity in an amount of not less than $30,000,000, whether by equity injection, increase of share capital or otherwise by no later than 31 December 2013; and

(c)	no Event of Default being in existence at the relevant time.";

(d)	by substituting the number "100" with "75" in the first line of paragraph (a) of the definition of "Relevant Percentage" contained in the hanging paragraph in clause 15.1 of the Loan Agreement;

(e)	by adding the words "during the Waiver Period or, at all other times," after the words "share capital" in the second line of:

(i)	clause 12.3(b) of the Loan Agreement; and

(ii)	clause 12.2(b) of the Guarantee;

(f)	by substituting clauses 12.3 and 12.8 of the Guarantee with the following:

"12.3 Financial covenants. The Guarantor shall ensure that at all times:

(a)	the Leverage Ratio shall not exceed:

(i)	during the Waiver Period, 110 per cent.; and

(ii)	at all times thereafter, 70 per cent.;

(b)           the Interest Coverage Ratio shall be no less than:

(i)	during the Waiver Period, 1.5:1; and

(ii)	at all times thereafter, 3.00:1;

(c)	the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)	during the Waiver Period, $30,000,000; and

(ii)	at all times thereafter, $100,000,000; and

(d)	the members of the Group will maintain Liquid Funds in the amount of at least:

(i)
during the Waiver Period, $500,000 per Fleet Vessel (including, without limitation, each Mortgaged Ship and the amount standing, at the relevant time, to the credit of each Operating Account and the Maintenance Reserve Account); and

(ii)
at all times thereafter, the higher of (i) $100,000,000 and (ii) $750,000 per Fleet Vessel (including, without limitation, each Mortgaged Ship and the amount standing, at the relevant time, to the credit of each Operating Account and the Maintenance Reserve Account).

12.8	Waivers in other loan facilities of the Group. If, in the opinion of the Lenders, any member of the Group, at any time during the Waiver Period:

(d)
provides any lender or lenders (existing or otherwise) with any additional security (other than in the form of an increase in the pricing of the relevant facility by an increase of the relevant spread/margin, the "Security") for the purpose of rectifying (i) any shortfall in the minimum asset cover required to be maintained under the relevant facility agreement or agreements or (ii) any other breach thereunder; and/or

(e)	prepays (the "Prepayment") a part of any existing facility to eliminate any shortfall in the minimum asset cover required to be maintained under the relevant facility agreement or agreements; and/or

(f)
agrees with any third party, whether in the context of a financing made or to be made available to that member of the Group or otherwise, financial or other covenants (the "Covenants") or waivers thereof, which, in each case, places such lender or lenders in a more favourable position than that applicable to the Creditor Parties pursuant to the Finance Documents, the Guarantor shall, or shall procure that the Borrowers, any Security Party or any other third party shall, either provide to the Creditor Parties, at their option, additional security and/or prepay the Loan and/or give the Creditor Parties the benefit of such Covenants or waivers thereof which, in the opinion of the Creditor Parties, would place them in an equivalent position as that applicable to the other lender or lenders. The Borrowers shall also enter, if required by the Agent, into a supplemental agreement to the Loan Agreement, the Guarantee or, as the case may be, the other Finance Documents, to amend each such document accordingly (with such supplemental agreement or agreements being entered into on or immediately after the date on which the Security is granted and/or the prepayment is made or the Covenants are granted and/or waived).

12.9
Equity. The Guarantor shall raise equity in an aggregate amount of not less than $30,000,000, whether by equity injection, increase of share capital or otherwise, by not later than 31 December 2013"; and

(g)
by construing all references therein to "this Agreement" or, in the case of the Guarantee, "this Guarantee", where the context admits as being references to "this Agreement as the same is amended and supplemented by this Second Supplemental Agreement and as the same may from time to time be further supplemented and/or amended" or, in the case of the Guarantee, "this Guarantee as the same is amended and supplemented by this Second Supplemental Agreement and as the same may from time to time be further supplemented and/or amended".

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Guarantee shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Second Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Second Supplemental Agreement,

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5,2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Second Supplemental Agreement

6           EXPENSES

6.1           Fees and expenses

The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary amendments.

7           COMMUNICATIONS

7.1           General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary modifications.

8           SUPPLEMENTAL

8.1           Counterparts

This Second Supplemental Agreement may be executed in any number of counterparts.

8.2           Third Party rights

A person who is not a party to this Second Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Second Supplemental Agreement.

9           LAW AND JURISDICTION

9.1           Governing law

This Second Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

9.2           Incorporation of the Loan Agreement provisions

The provisions of clause 31 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Second Supplemental Agreement, shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary medications.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Agreement to be duly executed the day and year first above written.

SCHEDULE 1
LENDERS

Lender	Lending Office

ABN AMRO BANK N.V.	93 Coolsingel 3012 AE Rotterdam The Netherlands

EXECUTION PAGES

BORROWERS

SIGNED by GEORGIA MASTAGARI	)	/s/ Georgia Mastagari
for and on behalf of	)
STAR BIG LLC	)

SIGNED by GEORGIA MASTAGARI	)	/s/ Georgia Mastagari
for and on behalf of	)
STAR MEGA LLC	)

GUARANTORS

SIGNED by SYMEON SPYROU	)	/s/ Symeon Spyrou
for and on behalf of	)
STAR BULK CARRIERS CORP.	)

LENDERS

SIGNED by IRENE GRAFF	)	/s/ Irene Graff
for and on behalf of	)
ABN AMRO BANK N.V.	)

AGENT

SIGNED by IRENE GRAFF	)	/s/ Irene Graff
for and on behalf of	)
ABN AMRO BANK N.V.	)

ARRANGER

SIGNED by IRENE GRAFF	)	/s/ Irene Graff
for and on behalf of	)
ABN AMRO BANK N.V.	)

SECURITY TRUSTEE

SIGNED by IRENE GRAFF	)	/s/ Irene Graff
for and on behalf of	)
ABN AMRO BANK N.V.	)

SWAP BANK

SIGNED by IRENE GRAFF	)	/s/ Irene Graff
for and on behalf of	)
ABN AMRO BANK N.V.	)

Witness to all the	)
Above signatures	)

Name:

Address: